UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2014

HERITAGE FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34902 (Commission File Number)	38-3814230 (I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany,  Georgia  31707

(Address of principal executive offices)

(229) 420-0000

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive  Agreement.

On October 8, 2014,  Heritage Financial Group, Inc. (the “Company”), the holding company for HeritageBank of the South (“HeritageBank”),  announced that HeritageBank has signed a definitive agreement (“Agreement”) to purchase a branch in Norcross, Georgia, from The PrivateBank and Trust Company, a wholly owned subsidiary of Chicago-based PrivateBancorp, Inc.  The branch is located at 3169 Holcomb Bridge Road, which is in the northeast area of metro Atlanta, approximately four miles north of the perimeter (I-285).  The transaction, which is expected to close in the fourth quarter of 2014, subject to regulatory approval and other customary conditions, is expected to result in the transfer of approximately $40 million in fully performing loans, at 99% of the outstanding balance at closing, and approximately $129 million in deposits, with a deposit premium of 3.8%.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.  The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01. Regulation FD Disclosures.

Reference is made to the information set forth in response to Item 1.01, which information is incorporated herein by reference. A copy of the press release announcing HeritageBank’s entry into the Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has posted on the Investors page of its website a slide presentation related to the Agreement.  A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to such exhibit. The Company is not undertaking to update this presentation.

The information furnished in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.Description

2.1Branch Sale Agreement, dated October 7, 2014, between HeritageBank of the South and The PrivateBank and Trust Company.

99.1Copy of press release issued by the Company on October 8, 2014.1

99.2Presentation by the Company on October 8, 2014.1

1Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP, INC.

Date: October 8, 2014	By: /s/T. Heath Fountain
T. Heath Fountain
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description

2.1Branch Sale Agreement dated, October 7, 2014, between HeritageBank of the South and The PrivateBank and Trust Company.

99.1Copy of press release issued by the Company on October 8, 2014.1

99.2Presentation by the Company on October 8, 2014.1

1Furnished, not filed.